UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 16, 2010

CHINA BAK BATTERY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 8977-0093
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On March 16, 2010, China BAK Battery, Inc. (the “Company”) held its annual meeting of stockholders pursuant to notice duly given. There was no solicitation in opposition to management’s nominees as listed in its proxy statement and all such nominees were elected directors. In addition, the stockholders ratified the appointment of PKF as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010. The proposal to ratify the appointment of PKF was a routine matter and, therefore, there were no broker non-votes relating to that matter. The results of the voting for each of these proposals were as follows:

1.	Election of Directors:

	For	Withheld	Broker Non-Votes

Xiangqian Li	28,707,342	505,769	13,126,773
Huanyu Mao	28,687,409	525,702	13,126,773
Richard B. Goodner	25,440,568	3,772,543	13,126,773
Chunzhi Zhang	25,623,023	3,590,088	13,126,773
Charlene Spoede Budd	25,614,638	3,598,473	13,126,773

2.	Proposal to Ratify the Appointment of PKF:

For:	44,612,486

Against:	515,673

Abstain:	70,289

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: March 19, 2010	By:	/s/ Tony Shen
Tony Shen
Chief Financial Officer